Exhibit 99.1

OfficeMax 150 East Pierce Road Itasca, IL 60143-1594

News Release

Media Contact	Investor Relations Contact
Bill Bonner	John Jennings
630 438 8584	630 438 8760

For Immediate Release: July 27, 2005

OFFICEMAX ANNOUNCES SECOND-QUARTER FINANCIAL RESULTS

ITASCA, Ill. – OfficeMax® Incorporated (NYSE: OMX) today reported a second quarter 2005 net loss of $21.5 million, or $.28 per diluted share, compared with net income of $51.1 million, or $.53 per diluted share, in the second quarter of 2004. In the first quarter of 2005, OfficeMax reported a net loss of $5.3 million, or $.07 per diluted share.  Financial results in the 2004 quarter included the results of our paper, forest products, and timberland assets, which were sold in October 2004.

Results for the second quarter of 2005 include various special items, including a loss from discontinued operations and certain expenses in the Corporate and Other segment, which are not expected to be ongoing.  Excluding the special items, OfficeMax reported a net loss in the second quarter of 2005 of $12.7 million, or $.17 per diluted share, compared to net income in the second quarter of 2004, before special items, of $27.1 million, or $.26 per diluted share.  The results for the second quarter of 2004 included the results of the Boise Building Solutions and Boise Paper Solutions segments that were sold in October 2004.  The net loss in the second quarter of 2005, excluding special items, is $32.4 million less than our net income before special items of $19.7 million in the first quarter of 2005.  A full description of the special items included in each period and a reconciliation of net income (loss) and diluted income (loss)

per share excluding special items to our reported GAAP financial results is included in the notes to the tables at the end of this press release.

“While our Contract segment showed strength, overall we are disappointed in the second quarter results, which were impacted both by the normal seasonal decline and by some weakness in our Retail segment due in part to our re-merchandising initiative focused on the small business customer,” said Sam Duncan, Chairman and Chief Executive Officer of OfficeMax.  “Despite the challenges facing OfficeMax, we feel positive about our goal of improving execution and the direction for the company.”

Financial Highlights

	2Q	2Q	1Q
($ in millions, except per share amounts)	2005	2004	2005

Sales	$2,091.8	$3,401.2	$2,322.8
Net income (loss)	$(21.5)	51.1	(5.3)
Net income (loss) per diluted share	$(0.28)	0.53	(0.07)
Before Special Items
Net income	$(12.7)	$27.1	$19.7
Net income (loss) per diluted share	$(0.17)	$0.26	$0.20

Sales in the second quarter of 2005 were $2.1 billion, compared with $3.4 billion in the second quarter of 2004 and $2.3 billion in the first quarter of 2005.  The sales decline in the second quarter of 2005, compared to the same period in 2004, was primarily due to the inclusion of sales from our Boise Building Solutions and Boise Paper Solutions segments in the 2004 period.  As previously reported, OfficeMax completed the sale of the assets of these segments, along with timberland assets, in October 2004.

Combined Contract and Retail Segments

	2Q	2Q	1Q
($ in millions)	2005	2004	2005

Sales	$2,091.8	$2,004.8	$2,322.8
Operating income	$8.2	$17.2	$41.2

Sales for our Contract and Retail segments totaled $2.1 billion in the second quarter of 2005, representing a 4% increase from the second quarter of 2004, and a 10% decrease from first quarter 2005 sales.  Combined segment sales growth in the second quarter of 2005 as compared to the 2004 period was attributable to strong performance in the Contract segment, where sales grew 10%, offset by a decline in Retail segment sales of 1%.  The sales decline experienced in the second quarter of 2005 compared to the first quarter of 2005 was primarily due to the seasonal decrease in business during the second fiscal quarter. Same-location sales in the second quarter 2005 for our combined Retail and Contract segments increased 3% over the same quarter last year.

In the second quarter of 2005, our combined OfficeMax Contract and Retail segments reported operating income of $8.2 million, compared to $17.2 million in the second quarter of 2004, and $41.2 million in the first quarter of 2005.  Operating income for the combined Contract and Retail segments in the second quarter of 2005 decreased by $9.0 million compared to the second quarter of 2004 due primarily to a larger than expected seasonal operating loss in the Retail segment, partially offset by solid operating income growth in the Contract segment.

Contract Segment

	2Q	2Q	1Q	First Half	First Half
($ in millions)	2005	2004	2005	2005	2004

Sales	$1,138.2	$1,038.1	$1,124.4	$2,262.6	$2,158.2
Gross profit	$248.7	$249.0	$250.4	$499.1	$521.4
Operating income	$23.7	$21.4	$18.4	$42.1	$55.8

Gross margin	21.9%	24.0%	22.3%	22.1%	24.2%
Operating margin	2.1%	2.1%	1.6%	1.9%	2.6%

Sales for our OfficeMax Contract segment were $1.1 billion in the second quarter of 2005, or 10% above the second quarter of 2004 and 1% above the first quarter of 2005.  Contract sales increased year-over-year due to strong growth in U.S. Contract operations.  Same-location sales in the second quarter of 2005 for the Contract segment increased 9% over the same quarter last year.

Contract segment gross margin declined to 21.9% in the second quarter of 2005 from 24.0% in the second quarter of 2004.  The gross margin decline was due primarily to a more competitive pricing environment for large U.S. Contract customers on a year-over-year basis and to pricing pressure in our Canadian operations.

OfficeMax Contract reported operating income of $23.7 million in the second quarter of 2005, compared with $21.4 million in the second quarter of 2004 and $18.4 million in the first quarter of 2005.  The increase in operating income in the second quarter was primarily due to increased U.S. Contract sales and effective expense control, offset by continued weakness in our Canadian operations.  Operating margin in the Contract segment was 2.1% in the second quarter of 2005, flat compared with the second quarter of 2004 and up from 1.6% in the first quarter of 2005.

Retail Segment

	2Q	2Q	1Q	First Half	First Half
($ in millions)	2005	2004	2005	2005	2004

Sales	$953.6	$966.7	$1,198.4	$2,152.0	$2,187.7
Gross profit	$244.2	$259.3	$316.9	$561.1	$565.8
Operating income (loss)	$(15.5)	$(4.2)	$22.9	$7.4	$12.7

Gross margin	25.6%	26.9%	26.4%	26.1%	25.9%
Operating margin	-1.6%	-0.4%	1.9%	0.3%	0.6%

Sales for our OfficeMax Retail segment were $954 million in the second quarter of 2005, representing a 1% decline from the second quarter of 2004 and a 20% decrease from the first quarter of 2005.  Same-location sales in the second quarter of 2005 for our Retail segment decreased 2% from the same quarter last year.  Second quarter 2005 Retail sales declined compared to the same quarter last year due primarily to soft sales in our technology and furniture categories offset by strong sales growth in Print and Document Services.  Sales in most categories decreased during the second quarter of 2005 when compared to the same quarter last year due to lower advertising spending, a strategy intended to reduce costs and to shift our retail promotional activity towards the small business customer.

Gross margin for our Retail segment declined to 25.6% in the second quarter of 2005 from 26.9% in the second quarter of 2004 due to lower sales, higher freight costs and our re-merchandising initiative, which accelerated the clearance of inventory that was discontinued during the quarter.  By accelerating clearance activity for discontinued inventory, the re-merchandising initiative enabled us to expand our offering in certain categories focused on the small business customer.

In the second quarter of 2005, OfficeMax Retail reported an operating loss of $15.5 million compared with a $4.2 million operating loss in the second quarter of 2004.  Operating margin for our Retail segment was -1.6% in the second quarter of 2005, compared with -0.4% in second quarter 2004 and 1.9% in first quarter 2005.  Second quarter retail operating margin declined from the first quarter of 2005 due to normal seasonal trends and re-merchandising efforts.  Operating margin declined in the second quarter of 2005 relative to the same period in 2004 due primarily to lower sales, the margin impact of the re-merchandising effort that began in the second quarter of 2005 and higher freight costs.

Corporate and Other Segment

Our Corporate and Other segment includes support staff services and other expenses.  Consistent with our prior year presentation, these expenses are not fully allocated to our Retail and Contract segments.  In the second quarter of 2005, our Corporate and Other segment loss was $28.0 million compared to $21.8 million in the second quarter of 2004 and $26.3 million in the first quarter of 2005.  The year-over-year increase in Corporate and Other expenses in the second quarter of 2005 primarily reflects costs for one-time severance payments and professional services fees. Together, these items amounted to a net expense of $9.4 million in the second quarter of 2005, and are included as special items in the notes to the tables in this press release.   Excluding special items in each period, the Corporate and Other expenses were $18.6 million in the second quarter of 2005 compared to $21.8 million in the second quarter of 2004 and $17.6 million in the first quarter of 2005.  Corporate and Other expenses in the second quarter of 2005, excluding special items, continued to include higher costs for employee retirement benefits and retention programs, as well as expenses related to the transition of support staff services from Boise Cascade, L.L.C.

Other Events

During the second quarter of 2005, OfficeMax successfully completed a tender offer to purchase 23.5 million shares of our common stock.  With the completion of the tender offer, OfficeMax delivered on its goal to return approximately $900 million in cash to its shareholders.  Due to the shares purchased in the tender offer, our outstanding shares decreased from approximately 93.9 million at the beginning of the second quarter to approximately 70.7 million at the end of the second quarter of 2005.

Initiatives

“OfficeMax is focused on the future and is working to capitalize on the significant opportunities in our operating segments,” said Duncan.  “While we have challenges to overcome, we believe the prospects for OfficeMax are bright.”

OfficeMax expects positive developments in our Contract and Retail segments during the second half of 2005 and in 2006.  In the Contract segment, the company continued to invest for the future in the second quarter of 2005 as we consolidated U.S. delivery distribution centers from 43 at the beginning of the quarter to 39 at the end of the quarter.  While this project requires capital investment in 2005, it is expected to reduce our delivery costs and improve our working capital productivity when it is completed.  During the second quarter of 2005, OfficeMax Contract also continued to successfully pursue middle market customers through our dedicated sales force.  The company expects to achieve positive returns from its investment in the higher-margin middle market by the end of 2006.  While our Australia and New Zealand operations continue to perform at expected levels, OfficeMax intends to evaluate our Canadian operations for improvement opportunities.

In the Retail segment, OfficeMax has substantially completed its re-merchandising effort to enable us to expand our offering in certain categories focused on the small business customer.  While we expect that some re-merchandising will continue in the third quarter of 2005, the company expects improving retail operating margin trends in the second half of 2005.  OfficeMax still expects to open 35-40 stores and close 5-10 stores for approximately 30 net new stores in 2005.  The company is currently reviewing its overall real estate portfolio and strategy for improvement opportunities.  We expect to begin opening new stores using a new store layout during the third quarter of 2005.  This new store prototype was developed from analysis and testing of consumer shopping patterns and is expected to deliver strong same-location sales and operating margin.

Webcast and Conference Call

OfficeMax will host a webcast and conference call to discuss the results on Wednesday, July 27, 2005, at 9:00 a.m. (ET).  Slides accompanying the conference call and an audio webcast of the conference call can be accessed via the Internet by visiting the Investors section of the OfficeMax website at http://investor.officemax.com  and selecting the July 27, 2005 conference call link.  To join the conference call, dial (800) 374-0165 — international callers should dial (706) 634-0995 — 10 minutes before the beginning of the call.  Slides will be posted to the Investors site 30 minutes prior to the start of the conference.  An archive of the conference call and accompanying slides will be available online for one year following the call and will be posted on the “Presentations” page located within the Investors section of the OfficeMax website.

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws.  Statements regarding future events and developments and the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws.  Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements.  These statements are based on current expectations and speak only as of the date of such statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.  Important factors regarding the Company which may cause results to differ from expectations are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, including under the caption “Cautionary and Forward-Looking Statements”, and in other filings with the SEC.

About OfficeMax

OfficeMax is a leader in both business-to-business and retail office products distribution.  The company provides office supplies and paper, print and document services, technology products and solutions, and furniture to large, medium, and small businesses and consumers.  OfficeMax customers are served by more than 41,000 associates through direct sales, catalogs, the Internet, and 944 superstores.  More information can be found at www.officemax.com.

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OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(thousands, except per-share amounts)

	Three Months Ended
	June 25,	June 30,	March 26,
	2005	2004	2005

Sales	$2,091,804	$3,401,189	$2,322,800

Costs and expenses
Materials, labor and other operating expenses	1,588,422	2,666,953	1,748,177
Depreciation, amortization and cost of company timber harvested	37,385	98,822	35,848
Selling and distribution expenses	410,169	477,966	439,387
General and administrative expenses	75,371	73,737	74,870
Other (income) expense, net	1,634	(43,947)	11,688
	2,112,981	3,273,531	2,309,970

Equity in net income of affiliate	1,352	1,244	1,302

Income (loss) from operations	(19,825)	128,902	14,132

Debt retirement expenses	(2,237)	—	(12,155)
Interest expense	(33,481)	(40,432)	(31,191)
Interest income	23,484	450	31,869
Other, net	(12)	(524)	770
	(12,246)	(40,506)	(10,707)

Income (loss) from continuing operations before income taxes and minority interest	(32,071)	88,396	3,425

Income tax benefit (provision)	15,266	(32,466)	(3,516)

Income (loss) from continuing operations before minority interest	(16,805)	55,930	(91)
Minority interest, net of income taxes	(454)	(406)	(909)

Income (loss) from continuing operations	(17,259)	55,524	(1,000)

Discontinued operations
Operating loss	(7,003)	(7,287)	(7,025)
Income tax benefit	2,724	2,834	2,733

Loss from discontinued operations	(4,279)	(4,453)	(4,292)

Net income (loss)	(21,538)	51,071	(5,292)

Preferred dividends	(1,155)	(3,168)	(1,106)

Net income (loss) applicable to common shareholders	$(22,693)	$47,903	$(6,398)

Basic income (loss) per common share
Continuing operations	$(0.23)	$0.60	$(0.03)
Discontinued operations	(0.05)	(0.05)	(0.04)
Basic	$(0.28)	$0.55	$(0.07)

Diluted income (loss) per common share
Continuing operations	$(0.23)	$0.58	$(0.03)
Discontinued operations	(0.05)	(0.05)	(0.04)
Diluted	$(0.28)	$0.53	$(0.07)

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(thousands, except per-share amounts)

	Six Months Ended
	June 25,	June 30,
	2005	2004

Sales	$4,414,604	$6,930,808

Costs and expenses
Materials, labor and other operating expenses	3,336,599	5,429,317
Depreciation, amortization and cost of company timber harvested	73,233	195,302
Selling and distribution expenses	849,556	984,245
General and administrative expenses	150,241	146,626
Other (income) expense, net	13,322	(90,608)
	4,422,951	6,664,882

Equity in net income (loss) of affiliate	2,654	6,311

Income (loss) from operations	(5,693)	272,237

Debt retirement expenses	(14,392)	—
Interest expense	(64,672)	(81,084)
Interest income	55,353	934
Other, net	758	(344)
	(22,953)	(80,494)

Income (loss) from continuing operations before income taxes and minority interest	(28,646)	191,743

Income tax benefit (provision)	11,750	(70,236)

Income (loss) from continuing operations before minority interest	(16,896)	121,507
Minority interest, net of income taxes	(1,363)	(1,248)

Income (loss) from continuing operations	(18,259)	120,259

Discontinued operations
Operating loss	(14,028)	(16,469)
Income tax benefit	5,457	6,404

Loss from discontinued operations	(8,571)	(10,065)

Net income (loss)	(26,830)	110,194

Preferred dividends	(2,261)	(6,534)

Net income (loss) applicable to common shareholders	$(29,091)	$103,660

Basic income (loss) per common share
Continuing operations	$(0.23)	$1.32
Discontinued operations	(0.10)	(0.12)
Basic	$(0.33)	$1.20

Diluted income (loss) per common share
Continuing operations	$(0.23)	$1.25
Discontinued operations	(0.10)	(0.11)
Diluted	$(0.33)	$1.14

OFFICEMAX INCORPORATED AND SUBSIDIARIES

SEGMENT INFORMATION

(unaudited)

(thousands)

	Three Months Ended
	June 25,	June 30,	March 26,
	2005	2004	2005

Segment Sales
OfficeMax, Contract	$1,138,173	$1,038,112	$1,124,441
OfficeMax, Retail	953,631	966,668	1,198,359
	2,091,804	2,004,780	2,322,800

Boise Building Solutions	—	1,055,267	—
Boise Paper Solutions	—	494,226	—
Intersegment eliminations and other	—	(153,084)	—
	$2,091,804	$3,401,189	$2,322,800

Segment income (loss)
OfficeMax, Contract	$23,720	$21,410	$18,362
OfficeMax, Retail	(15,523)	(4,235)	22,860
Corporate and Other	(28,034)	(21,785)	(26,320)
	(19,837)	(4,610)	14,902

Boise Building Solutions	—	133,946	—
Boise Paper Solutions	—	(958)	—
	(19,837)	128,378	14,902

Debt retirement expenses	(2,237)	—	(12,155)
Interest expense	(33,481)	(40,432)	(31,191)
Interest income	23,484	450	31,869

Income (loss) from continuing operations before income taxes and minority interest	$(32,071)	$88,396	$3,425

Before special items

Segment income (loss)
OfficeMax, Contract	$23,720	$21,410	$28,162
OfficeMax, Retail	(15,523)	(4,235)	22,860
Corporate and Other	(18,614)	(21,785)	(17,612)
	(10,417)	(4,610)	33,410

Boise Building Solutions	—	87,448	—
Boise Paper Solutions	—	(958)	—
	(10,417)	81,880	33,410

Debt retirement expenses	—	—	—
Interest expense	(33,481)	(40,432)	(31,191)
Interest income	23,484	450	31,869

Income (loss) from continuing operations before income taxes and minority interest	$(20,414)	$41,898	$34,088

OFFICEMAX INCORPORATED AND SUBSIDIARIES

SEGMENT INFORMATION

(unaudited)

(thousands)

	Six Months Ended
	June 25,	June 30,
	2005	2004

Segment Sales
OfficeMax, Contract	$2,262,614	$2,158,219
OfficeMax, Retail	2,151,990	2,187,660
	4,414,604	4,345,879

Boise Building Solutions	—	1,906,771
Boise Paper Solutions	—	969,698
Intersegment eliminations and other	—	(291,540)
	$4,414,604	$6,930,808

Segment income (loss)
OfficeMax, Contract	$42,082	$55,792
OfficeMax, Retail	7,337	12,691
Corporate and Other	(54,354)	(34,982)
	(4,935)	33,501

Boise Building Solutions	—	211,550
Boise Paper Solutions	—	26,842
	(4,935)	271,893

Debt retirement expenses	(14,392)	—
Interest expense	(64,672)	(81,084)
Interest income	55,353	934

Income (loss) from continuing operations before income taxes and minority interest	$(28,646)	$191,743

Before special items

Segment income (loss)
OfficeMax, Contract	$51,882	$55,792
OfficeMax, Retail	7,337	12,691
Corporate and Other	(36,226)	(34,982)
	22,993	33,501

Boise Building Solutions	—	165,052
Boise Paper Solutions	—	(33,073)
	22,993	165,480

Debt retirement expenses	—	—
Interest expense	(64,672)	(81,084)
Interest income	55,353	934

Income from continuing operations before income taxes and minority interest	$13,674	$85,330

(1)                     Financial Information

The Consolidated Statements of Income and Segment Information are unaudited statements, which do not include all Notes to Consolidated Financial Statements, and should be read in conjunction with the company’s 2004 Annual Report on Form 10-K.  In all periods presented, net income (loss) involved estimates and accruals.

Effective March 11, 2005 we amended our bylaws to make the year-end for OfficeMax Incorporated the last Saturday in December.  Prior to this amendment, all of our segments except OfficeMax, Retail had a December 31 year-end.  Our international businesses will maintain the December 31 year-end.  We will consolidate the calendar year-end results of our international businesses with OfficeMax Incorporated’s fiscal-year results.  The second fiscal quarter of 2005 ended on June 25, 2005.  The second fiscal quarter of 2004 ended on June 30, 2004.  As a result of the change in our fiscal year-end, the domestic operations of our OfficeMax Contract segment had four fewer selling days in the first quarter and the first six months of 2005 than in the first quarter and first six months of 2004.  Year-over-year comparisons of same-location sales are calculated based on an equal number of selling days in each year.

(2)                     Reconciliation of Net Income and Diluted Income (Loss) Per Share Before Special Items

We evaluate our results of operations both before and after special gains and losses.  We believe our presentation of financial measures before special items enhances our investors’ overall understanding of our recurring operational performance.  Specifically, we believe the results before special items provide useful information to both investors and management by excluding gains and losses that are not indicative of our core operating results.

In the following tables, we reconcile our financial measures before special items to our reported financial results for the quarters ended June 25, 2005, June 30, 2004 and March 26, 2005.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

SEGMENT INFORMATION

(unaudited)

(millions, except per-share amounts)

	Three Months Ended
	June 25, 2005			June 30, 2004
	As Reported	Special Items (a)	Before Special Items (c)	As Reported	Special Items (b)	Before Special Items (c)

Segment income (loss)
OfficeMax, Contract	$23.7	$—	$23.7	$21.4	$—	$21.4
OfficeMax, Retail	(15.5)	—	(15.5)	(4.2)	—	(4.2)
Corporate and Other	(28.0)	9.4	(18.6)	(21.8)	—	(21.8)
	(19.8)	9.4	(10.4)	(4.6)	—	(4.6)

Boise Building Solutions	—	—	—	133.9	(46.5)	87.4
Boise Paper Solutions	—	—	—	(1.0)	—	(1.0)
	(19.8)	9.4	(10.4)	128.4	(46.5)	81.9

Debt retirement expenses	(2.2)	2.2	—	—	—	—
Interest expense	(33.5)	—	(33.5)	(40.4)	—	(40.4)
Interest income	23.5	—	23.5	0.5	—	0.5

Income (loss) from continuing operations before income taxes and minority interest	(32.1)	11.7	(20.4)	88.4	(46.5)	41.9
Income tax (provision) benefit	15.3	(7.1)	8.2	(32.5)	18.1	(14.4)
Income (loss) from continuing operations before minority interest	(16.8)	4.5	(12.3)	55.9	(28.4)	27.5
Minority interest, net of income tax	(0.5)	—	(0.5)	(0.4)	—	(0.4)

Income (loss) from continuing operations	(17.3)	4.5	(12.7)	55.5	(28.4)	27.1

Discontinued operations
Operating loss	(7.0)	7.0	—	(7.3)	7.3	—
Income tax benefit	2.7	(2.7)	—	2.8	(2.8)	—

Loss from discontinued operations	(4.3)	4.3	—	(4.5)	4.5	—

Net income (loss)	$(21.5)	$8.8	$(12.7)	$51.1	$(24.0)	$27.1

Diluted income (loss) per common share
Continuing operations	$(0.23)	$0.06	$(0.17)	$0.58	$(0.32)	$0.26
Discontinued operations	(0.05)	0.05	—	(0.05)	0.05	—
Diluted	$(0.28)	$0.11	$(0.17)	$0.53	$(0.27)	$0.26

Totals may not foot due to rounding.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

SEGMENT INFORMATION

(unaudited)

(millions, except per-share amounts)

	Three Months Ended
	March 26, 2005
	As Reported	Special Items (a)	Before Special Items (c)

Segment income (loss)
OfficeMax, Contract	$18.4	$9.8	$28.2
OfficeMax, Retail	22.9	—	22.9
Corporate and Other	(26.3)	8.7	(17.6)
	14.9	18.5	33.4

Boise Building Solutions	—	—	—
Boise Paper Solutions	—	—	—
	14.9	18.5	33.4

Debt retirement expenses	(12.2)	12.2	—
Interest expense	(31.2)	—	(31.2)
Interest income	31.9	—	31.9

Income (loss) from continuing operations before income taxes and minority interest	3.4	30.7	34.1
Income tax (provision) benefit	(3.5)	(10.0)	(13.5)
Income (loss) from continuing operations before minority interest	(0.1)	20.7	20.6
Minority interest, net of income tax	(0.9)	—	(0.9)

Income (loss) from continuing operations	(1.0)	20.7	19.7

Discontinued operations
Operating loss	(7.0)	7.0	—
Income tax benefit	2.7	(2.7)	—

Loss from discontinued operations	(4.3)	4.3	—

Net income (loss)	$(5.3)	$24.9	$19.7

Diluted income (loss) per common share
Continuing operations	$(0.03)	$0.23	$0.20
Discontinued operations	(0.04)	0.04	—
Diluted	$(0.07)	$0.27	$0.20

Totals may not foot due to rounding.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

SEGMENT INFORMATION

(unaudited)

(millions, except per-share amounts)

	Six Months Ended
	June 25, 2005			June 30, 2004
	As Reported	Special Items (a)	Before Special Items (c)	As Reported	Special Items (b)	Before Special Items (c)

Segment income (loss)
OfficeMax, Contract	$42.1	$9.8	$51.9	$55.8	$—	$55.8
OfficeMax, Retail	7.3	—	7.3	12.7	—	12.7
Corporate and Other	(54.4)	18.1	(36.2)	(35.0)	—	(35.0)
	(4.9)	27.9	23.0	33.5	—	33.5

Boise Building Solutions	—	—	—	211.6	(46.5)	165.1
Boise Paper Solutions	—	—	—	26.8	(59.9)	(33.1)
	(4.9)	27.9	23.0	271.9	(106.4)	165.5

Debt retirement expenses	(14.4)	14.4	—	—	—	—
Interest expense	(64.7)	—	(64.7)	(81.1)	—	(81.1)
Interest income	55.4	—	55.4	0.9	—	0.9

Income (loss) from continuing operations before income taxes and minority interest	(28.6)	42.3	13.7	191.7	(106.4)	85.3

Income tax (provision) benefit	11.8	(17.1)	(5.4)	(70.2)	41.4	(28.8)
Income (loss) from continuing operations before minority interest	(16.9)	25.2	8.3	121.5	(65.0)	56.5
Minority interest, net of income tax	(1.4)	—	(1.4)	(1.2)	—	(1.2)

Income (loss) from continuing operations	(18.3)	25.2	6.9	120.3	(65.0)	55.2

Discontinued operations
Operating loss	(14.0)	14.0	—	(16.5)	16.5	—
Income tax benefit	5.5	(5.5)	—	6.4	(6.4)	—

Loss from discontinued operations	(8.6)	8.6	—	(10.1)	10.1	—

Net income (loss)	$(26.8)	$33.8	$6.9	$110.2	$(55.0)	$55.2

Diluted income (loss) per common share
Continuing operations	$(0.23)	$0.29	$0.06	$1.25	$(0.71)	$0.54
Discontinued operations	(0.10)	0.10	—	(0.11)	0.11	—
Diluted	$(0.33)	$0.39	$0.06	$1.14	$(0.60)	$0.54

Totals may not foot due to rounding.

(a)         See Notes 5 and 6 for a discussion of these special items.

(b)         See Notes 4 and 6 for a discussion of these special items.

(c)          For purpose of evaluating our results, net of taxes, both before and after special items, we have presented the results before special items using an estimated annual tax rate excluding special items.  The actual tax benefits for the special items may be less than presented.

(3)                    Sale of Paper, Forest Products and Timberland Assets

On October 29, 2004, we completed the sale of our paper, forest products and timberland assets for approximately $3.7 billion to affiliates of Boise Cascade, L.L.C., a new company formed by Madison Dearborn Partners LLC.  Some assets, such as a wood-polymer building materials facility that is in preproduction testing and company-owned life insurance, are being retained by OfficeMax, as are some liabilities associated with retiree pension and benefits, litigation, environmental remediation at selected sites and facilities previously closed.  The assets that we sold were included in our Boise Building Solutions and Boise Paper Solutions segments.

On October 29, 2004, we invested $175 million in securities of affiliates of Boise Cascade, L.L.C.  This investment represents continuing involvement as defined in Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  Accordingly, we do not show the historical results of the sold paper, forest products and timberland assets as discontinued operations.  We realized note and cash proceeds of approximately $3.5 billion from the sale, after allowing for the $175 million reinvestment and transaction-related expenses.  The consideration for the timberlands portion of the transaction included $1.6 billion of timber installment notes.  We securitized the timber installment notes in December and received cash of $1.5 billion, which is included in the $3.5 billion of total net transaction proceeds.

For more information about the sale of our paper, forest products and timberland assets, see our 2004 Annual Report on Form 10-K.

(4)                    2004 Special Items

First Quarter 2004

On March 31, 2004, we sold approximately 79,000 acres of timberland located in western Louisiana for $84 million.  We recorded a $59.9 million gain in “Other income (expense)” in our Boise Paper Solutions segment.

Second Quarter 2004

In May 2004, we sold our 47% interest in Voyageur Panel to Ainsworth Lumber Co. Ltd. for $96.5 million of cash.  We recorded a $46.5 million gain in “Other income (expense)” in our Boise Building Solutions segment.

(5)                    2005 Special Items

First Quarter 2005

During the quarter ended March 26, 2005, we recorded expenses for severance, partially offset by a settlement gain from a previous asset sale, together netting $8.7 million and included in our Corporate and Other segment.  We also recorded a $9.8 million legal reserve in our Contract segment related to a settlement with the Department of Justice.  During the quarter ended March 26, 2005, we incurred costs related to the early buyback of debt of $12.2 million.

Second Quarter 2005

During the quarter ended June 25, 2005, we incurred expenses for severance of approximately $5.5 million and other expenses, primarily professional service fees, which are not expected to be ongoing.  During the quarter ended June 25, 2005, we incurred costs related to the early buyback of debt of $2.2 million.

(6)                    Discontinued Operations

In December 2004, our board of directors authorized management to pursue the divestiture of our facility near Elma, Washington, that manufactures integrated wood-polymer building materials.  The board of directors and management concluded that the facility no longer fits with the company’s strategic direction.  We recorded the results of the facility’s operations as discontinued operations in our Statements of Income (Loss) for all periods presented in this release.  During the three and six months ended June 25, 2005, this facility had operating losses, net of taxes, of $4.3 million and $8.6 million, respectively.  During the three and six months ended June 30, 2004, this facility had operating losses, net of taxes, of $4.5 million and $10.1 million, respectively.

(7)                    Income Taxes

Our estimated effective tax benefit rate for the six months ended June 25, 2005, was 41.0%, compared with an effective tax provision rate of 36.6% for the six months ended June 30, 2004.  The difference between the estimated tax rates is primarily due to the impact of the special items as well as the sensitivity of the rate to changing income levels and the mix of domestic and foreign sources of income.

(8)                    Net Income (Loss) Per Common Share

Net income (loss) per common share was determined by dividing net income (loss), as adjusted, by weighted average shares outstanding.  For the quarters ended March 26, 2005 and June 25, 2005, the computation of diluted income (loss) per share was antidilutive; therefore, amounts reported for basic and diluted income (loss) were the same.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

NET INCOME (LOSS) PER SHARE

(unaudited)

	Three Months Ended
	June 25,	June 30,	March 26,
	2005	2004	2005
	(unaudited)
	(thousands, except per-share amounts)
BASIC
Income from continuing operations	$(17,259)	$55,524	$(1,000)
Preferred dividends (a)	(1,155)	(3,168)	(1,106)
Basic income before discontinued operations	(18,414)	52,356	(2,106)
Loss from discontinued operations	(4,279)	(4,453)	(4,292)
Basic income (loss)	$(22,693)	$47,903	$(6,398)

Average shares used to determine basic income (loss) per common share	81,726	86,474	92,956

Basic income (loss) per common share
Continuing operations	$(0.23)	$0.60	$(0.03)
Discontinued operations	(0.05)	(0.05)	(0.04)
Basic income (loss) per common share	$(0.28)	$0.55	$(0.07)

DILUTED
Basic income before discontinued operations	$(18,414)	$52,356	$(2,106)
Preferred dividends eliminated	—	3,168	—
Supplemental ESOP contribution	—	(2,869)	—
Diluted income before discontinued operations	(18,414)	52,655	(2,106)
Loss from discontinued operations	(4,279)	(4,453)	(4,292)
Diluted income (loss) (b)	$(22,693)	$48,202	$(6,398)

Average shares used to determine basic income (loss) per common share	81,726	86,474	92,956
Restricted stock, stock options and other	—	1,976	—
Series D Convertible Preferred Stock	—	3,252	—
Average shares used to determine diluted income (loss) per common share	81,726	91,702	92,956

Diluted income (loss) per common share
Continuing operations	$(0.23)	$0.58	$(0.03)
Discontinued operations	(0.05)	(0.05)	(0.04)
Diluted income (loss) per common share	$(0.28)	$0.53	$(0.07)

(a)         The June 30, 2004 dividend attributable to the company’s Series D Convertible Preferred Stock held by the company’s ESOP (employee stock ownership plan) is net of a tax benefit.

(b)         Adjustments totaling $.6 million and $.1 million for the quarters ended June 25, 2005 and March 26, 2005 were not included in the computation of diluted income (loss) per share because the impact would have been anti-dilutive due to the net losses recognized in the first and second quarters of 2005.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

NET INCOME (LOSS) PER SHARE

(unaudited)

	Six Months Ended
	June 25,	June 30,
	2005	2004
	(unaudited)
	(thousands, except per-share amounts)
BASIC
Income from continuing operations	$(18,259)	$120,259
Preferred dividends (a)	(2,261)	(6,534)
Basic income before discontinued operations	(20,520)	113,725
Loss from discontinued operations	(8,571)	(10,065)
Basic income (loss)	$(29,091)	$103,660

Average shares used to determine basic income (loss) per common share	87,281	86,275

Basic income (loss) per common share
Continuing operations	$(0.23)	$1.32
Discontinued operations	(0.10)	(0.12)
Basic income (loss) per common share	$(0.33)	$1.20

DILUTED
Basic income before discontinued operations	$(20,520)	$113,725
Preferred dividends eliminated	—	6,534
Supplemental ESOP contribution	—	(5,932)
Diluted income before discontinued operations	(20,520)	114,327
Loss from discontinued operations	(8,571)	(10,065)
Diluted income (loss) (b)	$(29,091)	$104,262

Average shares used to determine basic income (loss) per common share	87,281	86,275
Restricted stock, stock options and other	—	1,929
Series D Convertible Preferred Stock	—	3,281
Average shares used to determine diluted income (loss) per common share	87,281	91,485

Diluted income (loss) per common share
Continuing operations	$(0.23)	$1.25
Discontinued operations	(0.10)	(0.11)
Diluted income (loss) per common share	$(0.33)	$1.14

(a)         The June 30, 2004 dividend attributable to the company’s Series D Convertible Preferred Stock held by the company’s ESOP (employee stock ownership plan) is net of a tax benefit.

(b)         Adjustments totaling $1.1 million for the six periods ended June 25, 2005 were not included in the computation of diluted income (loss) per share because the impact would have been anti-dilutive due to the net loss recognized in the first half of 2005.